SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                      _____



Date of Report (Date of earliest event reported)     December 9,  1996
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                                  VIRAGEN, INC.
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             (Exact name of registrant as specified in its charter)


       Delaware                     0-10252                   59-2101668
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(State or other jurisdiction    (Commission File           (IRS Employer
 or incorporation)                   Number)               Identification No.)



                  2343 West 76th Street, Hialeah, Florida 33016
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          (Address of principal executive offices, including zip code)



Registrant's telephone number, including area code    (305) 557-6000
                                                   -----------------------------


                                       N/A
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          (Former name or former address, if changed since last report)



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ITEM 5 - OTHER EVENTS

      On December 9, 1996, the Company issued 5,000 shares of its Series C Convertible Preferred Stock in consideration for $5,000,000. The purchases were made by Strome Hedgecap Limited, Strome Offshore Limited, Strome Partners, L.P. and Strome Susskind Hedgecap, L.P. (collectively the "Purchasers"), pursuant to separate Securities Purchase Agreements. In addition, Warrants to purchase an aggregate of 214,593 shares of Common Stock, exercisable at $2.00 per share on or prior to December 9, 1999, were issued to the Purchasers.

      At the option of each of the Purchasers, up to 25% of their shares of Series C Preferred Stock may be convertible, on or after 10 days from the date that the underlying shares of Common Stock have been registered with the SEC for public resale, into shares of the Company's Common Stock on the basis of one share of Series C Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 (representing the stated value thereof) by the closing price of the Company's Common Stock over the five-day trading period ending on the day prior to the conversion of the Series C Preferred Stock. An additional 25% of the Series C Preferred Stock will be convertible on or after the 30th, 60th and 90th day thereafter on a cumulative basis. The conversion price per share may not be less than $3.46 nor more than $7.00; provided, however, in the event the conversion price would be less than $3.46 but for such minimum conversion price, the difference between $3.46 and what the conversion price would have been except for such minimum price, multiplied by the number of shares of Common Stock issued upon conversion, will be paid to the holder in cash upon conversion. Any shares of Series C Preferred Stock which are outstanding on December 5, 1997 will be automatically converted into shares of Common Stock based on the conversion price at such time computed in accordance with the above procedure.

      With respect to the Warrants, as to each of the Purchasers, an amount equal to 25% of such Warrants are exercisable on or after the first conversion date of the Series C Preferred Stock, with an additional 25% becoming exercisable, 30, 60 and 90 days following the first exercise date on a cumulative basis. The holders of the Warrants are not entitled to any rights of a stockholder of the Company. In addition, the Purchasers are entitled to an adjustment in the exercise price and/or the number of shares of Common Stock to be received upon exercise of the Warrants in the event the Company undertakes certain transactions including payment of dividends or distributions with respect to its Common Stock, subdivisions or combinations of its outstanding Common Stock and recapitalizations in connection with a consolidation or merger in which the Company is the continuing corporation.

      On February 5, 1997, the Company issued 15,000 shares of its Series D Convertible Preferred Stock to P.R.I.F., L.P., in consideration for $15,000,000. In addition, the Company issued warrants to purchase up to 375,00 shares of

















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Common  Stock  exercisable  at $6.00 per share on or prior to the June 30, 1998.
The Company is also obligated to issue additional warrants to purchase up to 100,000 shares of Common Stock in the event the Company undertakes certain additional financings. The exercise price of all such warrants is subject to adjustments in the event of such additional financings. The funds and the Certificates representing the Series D Preferred Stock and warrants have been placed in escrow pending approval by the stockholders of the Company at the forthcoming Annual Meeting of Stockholders to be held on February 28, 1997 of the proposed Amendment to the Company's Certificate of Incorporation which would increase the authorized Common Stock to seventy-five million shares. The Company has also placed in escrow a commitment fee of $300,000 which would be paid to P.R.I.F., L.P. in the event authorization is not obtained by the specified date.

      The Series D Preferred Stock (as represented by the stated value) is convertible into shares of Common Stock of the Company by dividing the stated value of the Series D Preferred Stock to be converted by the conversion price in effect at the time of conversion. The conversion price shall be calculated at 18% discounted from the average closing bid price of the Company's Common Stock, as reported by Bloomberg L.P., over the five-day trading period on the day prior to conversion (the "Conversion Price"). Notwithstanding the foregoing, the Conversion Price may not be more than $7.00 per share of Common Stock nor less than $2.00 per share of Common Stock (the "Floor"). In addition, the holder may not convert any Series D Preferred Stock during the conversion period if the Conversion Price, averaged over any rolling consecutive five-day trading period, falls below the Floor (a "Non-Converting Period"). Upon occurrence of the twenty-first Non-Converting Period, the holder shall thereafter have the right to convert, but the Company shall have the right to (i) pay to the holder cash equal to the amount originally paid by the holder for the outstanding Series D Preferred Stock to be converted plus 10% of such amount (the "Cash-Out Option"), or (ii) convert the outstanding Series D Preferred Stock held by the holder to be converted into the full amount of Common Stock to which the holder would be entitled at the Conversion Price irrespective of the Floor. Any Series D Preferred Stock remaining outstanding on February 5, 1999 will be automatically converted into Common Stock of the Company on such date subject to certain limitations. The holder of the Series D Preferred Stock may not convert his/her shares if, as a result thereof, the shares of Common Stock beneficially owned by the holder will exceed 4.9% of the outstanding shares of Common Stock of the Company.

      The Series D Preferred Stock provides for a cash dividend of 6% per annum of the stated value of the Series D Preferred stock on a cumulative basis. Dividends accrue from the date of issuance and are payable quarterly commencing March 31, 1997. Except as otherwise provided by law, the holders of Series D Preferred stock do not have voting rights. Upon liquidation, dissolution or winding-up of the Company, no distribution may be made to the holders of shares of capital stock ranking junior to the Series D Preferred Stock unless, prior







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thereto,  the holders of the Series D Preferred Stock shall have received $1,000 per share, plus an amount equal to declared and unpaid dividends thereon to the date of such payment. A vote of not less than two-thirds of then outstanding shares of Series D Preferred Stock is required prior to any amendment, alteration, change or repeal of any of the designations of the Series D Preferred Stock.

      The proceeds from the sale of the Series C and Series D Preferred Stock are expected to be used for the continued development of the Company's Omniferon product including the funding of EU clinical trials, completion of the Scottish production facility, pre-clinical Phase I and Phase II trials and Phase III studies, the establishment of domestic manufacturing capacity, joint research and development projects, product development research and general working capital purposes including administrative support functions and the possible acquisition of one or more businesses complementary to the Company's operations. The Company has also agreed to file separate registration statements in the proximate future covering the resale of shares of Common Stock underlying the aforementioned securities.

ITEM 7 - FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND
EXHIBITS

      EXHIBITS:

      1. Certificate of Designation Preferences and Rights for Series C Convertible Preferred Stock.

      2. Certificate of Designations Preferences and Rights for Series D Convertible Preferred Stock.

      3. Securities Subscription Agreement dated November 27, 1996 and related Registration Rights Agreement and Common Stock Purchase Warrant.

      4.    Securities   Subscription   Agreement   dated   December  31,  1996,
            Registration Rights Agreement and related agreements.


















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                                  SIGNATURES


      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    VIRAGEN, INC.



                                    By: /s/ Dennis W. Healey
                                        ----------------------------------------
                                       Dennis W. Healey, Executive Vice
                                       President and Principal Financial Officer



DATED:  February 14, 1997.




























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